Exhibit 10.1

DEBT CONVERSION AGREEMENT

To:

Integrated Security Systems, Inc. (“ISSI”)

2009 Chenault Drive, Suite 114

Carrollton, Texas 75006

Attention: Mr. Brooks Sherman

Conversion.  The undersigned hereby elects to convert all of the principal amount of the Integrated Security Systems, Inc. Subordinated 10% Convertible Note Due November 30, 2009 held by the undersigned (the “Note”).  Such principal amount will be converted into shares of ISSI’s common stock.  The total number of shares of common stock to be received upon conversion of the Note is set forth in the attachment to this Agreement.  In addition, upon conversion, the undersigned waives the obligation of ISSI to pay any accrued but unpaid interest on the Note through the date of conversion.

Effect of Conversion.  Solely in consideration of the conversion of the principal amount of the Note (and not in consideration of the waiver of interest), upon conversion of the Note, the undersigned will be entitled to receive from ISSI the appropriate number of shares of common stock of ISSI, together with a warrant to purchase one (1) share of common stock for every four (4) shares received as a result of the debt conversion, at an exercise price of $0.06 per share.  All of the undersigned’s rights set forth in the Note and any related documents will terminate.  The shares of ISSI common stock received by the undersigned will be available for immediate resale if the undersigned is not an affiliate of ISSI.  Affiliates of ISSI will be subject to certain restrictions set forth in SEC Rule 144.

Instructions.  In order to convert the Note, the undersigned must execute this Debt Conversion Agreement in the space provided below, and return to ISSI the original version of the executed Debt Conversion Agreement as soon as possible, together with the original Note.  The Note and this Debt Conversion Agreement should be sent to ISSI at 2009 Chenault Drive, Suite 114, Carrollton, Texas 75006.

Conditions to Conversion.  The conversion will not occur unless 100% of the holders of ISSI’s Long-term Debt as of March 31, 2009, both Secured and Unsecured (other than lines supporting working capital), have agreed to convert their notes on the terms described in this Debt Conversion Agreement.  At any time prior to the receipt and acceptance of Debt Conversion Agreements from 100% of the subordinated note holders, ISSI may discontinue this offer by written notice.

Accredited Investor.  The undersigned confirms that he is an “accredited investor,” as such term is defined under Regulation D promulgated by the U.S. Securities Exchange Commission.

Further Information.  For further information regarding this debt conversion, please contact Mr. Brooks Sherman, CEO of ISSI, at (972) 444-8280.

Dated: ____________________, 2009.

INTEGRATED SECURITY SOLUTIONS, INC.
Signature of Investor

By:
Printed Name of Investor

Title:
Title (if Investor is not an individual)

( )
Area code and telephone number